UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 21, 2018
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
     Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2018, Dr. Juergen Wunram, Senior Vice President and Chief Operating Officer, informed Diebold Nixdorf, Incorporated (the “Company”) that he will retire on May 31, 2018. Dr. Wunram will also step down from his position on the Company’s Board of Directors as well as officer and director positions of Diebold Nixdorf AG on the same date. The Company and Dr. Wunram have agreed that, upon his retirement on May 31, 2018, he will receive (i) the pro-rata portion of his 2018 annual cash bonus award (based on 100% achievement) in the amount of €229,605 and (ii) the annual contribution to his Wincor Nixdorf Pension Scheme in the amount of €100,000. Dr. Wunram’s outstanding stock options and restricted stock units will become nonforfeitable and vest in accordance with the terms of the respective award agreement. He will also remain eligible to receive his performance-based share awards and his performance-based cash incentive awards (the “DN Performance Awards”) as if his employment had not terminated pursuant to the terms of such awards.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
March 21, 2018	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary